UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 1, 2009
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

P.O. Box 989
Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On June 1, 2009, First Community Bancshares, Inc. (the “Company”) announced the commencement of an underwritten public offering of approximately $50 million of its common stock (the “Offering”). The underwriters have been granted a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. A copy of the Company’s investor presentation relating to the Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference. Exhibit 99.1 is furnished and should not be considered filed with the Securities and Exchange Commission.
Item 8.01 Other Events
The Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.2.
The Company has revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2008, and added certain new risk factors. The updated and additional risk factors are set forth below.
References to “First Community,” the “Company,” “we,” “our,” “ours,” and “us” refer to First Community Bancshares, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “First Community Bank” or the “Bank” refer to First Community Bank, N.A., the Company’s principal banking subsidiary.
This Form 8-K and other reports filed by us under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 contain statements that are considered “forward-looking statements” within the meaning of United States securities laws. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
•	The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•	Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

•	The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•	The willingness of users to substitute competitors’ products and services for our products and services;

•	The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	Technological changes;

•	The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•	The growth and profitability of non-interest or fee income being less than expected;

•	Changes in the level of our non-performing assets and charge-offs;

•	The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•	Possible other-than-temporary impairments of securities held by us;

•	The impact of current governmental efforts to restructure the U.S. financial regulatory system;

•	Changes in consumer spending and savings habits; and

•	Unanticipated regulatory or judicial proceedings.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this Form 8-K and other reports filed by us with the Securities and Exchange Commission, or SEC. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.
Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate First Community. Any investor in First Community should consider all risks and uncertainties disclosed in our filings with the SEC, all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS

Risks Related to Ownership of Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Stock price volatility may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

•	Actual or anticipated variations in quarterly results of operations;

•	Recommendations by securities analysts;

•	Operating and stock price performance of other companies that investors deem comparable to us;

•	News reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

•	Perceptions in the marketplace regarding us and/or our competitors;

•	New technology used, or services offered, by competitors;

•	Significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	Failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	Changes in government regulations; and

•	Geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

The trading volume in our common stock is less than that of other larger financial services companies which may adversely affect the price of our common stock.

Although our common stock is traded on The NASDAQ Global Select Market, the trading volume in our common stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause the our stock price to fall.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, or FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

There may be future sales or other dilutions of our equity which may adversely affect the market price of our common stock.

We generally are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, our stockholders bear the risk of any future stock issuances reducing the market price of our common stock and diluting their stock holdings in us. The exercise of any options granted to directors, executive officers and other employees under our stock compensation plans, the issuance of shares of common stock in acquisitions and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock, and the existence of options, or shares of our common stock reserved for issuance as restricted shares of our common stock, may materially adversely affect the terms upon which we may be able to obtain additional capital in the future through the sale of equity securities. In addition, future issuances of shares of our common stock will be dilutive to existing stockholders.

In connection with its purchase of the Series A Preferred Stock, the Treasury received a warrant to purchase 176,546 shares of our common stock at an initial per share exercise price of $35.26, subject to adjustment, which expires ten years from the issuance date. The issuance of any additional shares of common stock as a result of exercise of the warrant held by the Treasury or the issuance of any other common stock or convertible securities could dilute the ownership interest of our existing common stockholders. The market price of our common stock could decline as a result of future sales of our common stock as well as other sales of a large block of shares of our common stock in the market, or the perception that such sales could occur.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources or, if the Bank’s capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes or preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

The Bank’s ability to pay dividends is subject to regulatory limitations which, to the extent we require such dividends in the future, may affect our ability to pay our obligations and pay dividends.

We are a separate legal entity from the Bank and our other subsidiaries, and we do not have significant operations of our own. We have historically depended on the Bank’s cash and liquidity as well as dividends to pay our operating expenses and dividends to stockholders. Recently, we announced a reduction of the quarterly dividend paid on our common stock to $0.10 per share. The reduction in the dividend rate was made primarily to enhance the Company’s capital position, and we expect such reduction to be temporary.

The availability of dividends from the Bank is limited by various statutes and regulations. Under the National Bank Act, without prior approval from the Office of the Comptroller of the Currency, or OCC, the Bank’s primary regulator, a national bank such as the Bank may not declare and pay dividends in any year in excess of an amount equal to the sum of the total of the net income of the bank for that year and the retained net income of the bank for the preceding two years. As a result of reduced net income during 2008 due to impairment charges on certain of our investment securities and increased provisions for loan losses, as well as the payment of a special dividend by the Bank to permit us to purchase certain trust preferred securities from the Bank in order to reduce the Bank’s holdings of the securities of certain issuers in order to comply with regulatory limits on investment concentrations, we currently need to receive permission of the OCC for the Bank to pay dividends to us. We believe that our cash and liquid securities are sufficient to pay our expenses and dividend obligations to our stockholders for 2009 without the need for any dividend from the Bank. However, there can be no assurance that the Bank’s future earnings will be sufficient to permit it to pay dividends to us without the approval of the OCC, or that we will have the capacity to pay dividends on our common stock or Series A Preferred Stock without dividends from the Bank. In addition, it is possible, depending upon the financial condition of the Bank and other factors, that the OCC could assert that payment of dividends or other payments by the Bank are an unsafe or unsound practice. In the event the Bank is unable to pay dividends sufficient to satisfy our obligations or is otherwise unable to pay dividends to us, we may not be able to service our obligations as they become due, including payments required to be made to the FCBI Capital Trust, our business trust subsidiary, or to pay dividends on our Series A Preferred Stock or our common stock. Consequently, the inability to receive dividends from the Bank could adversely affect our financial condition, results of operations, cash flows and prospects.

We are subject to restrictions on our ability to declare or pay dividends and repurchase our shares as a result of our participation in the Treasury’s Troubled Asset Relief Program Capital Purchase Program.

On November 21, 2008, we issued to the Treasury, for aggregate consideration of $41.50 million (i) 41,500 shares of our Series A Preferred Stock, and (ii) a warrant to purchase 176,546 shares of our common stock pursuant to the terms of the Securities Purchase Agreement — Standard Terms with the U.S. Department of the Treasury, or the Treasury, or the Purchase Agreement.

Under the terms of the Purchase Agreement, our ability to declare or pay dividends on any of our shares is restricted. Specifically, we may not declare dividend payments on common, junior preferred or pari passu preferred shares if we are in arrears on the dividends on the Series A Preferred Stock. Further, we may not increase the dividends on our common stock above the amount of the last quarterly cash dividend per share declared prior to October 14, 2008, which was $0.28 per share, without the Treasury’s approval until the third anniversary of the investment unless all of the Series A Preferred Stock has been redeemed or transferred.

Our ability to repurchase our shares is also restricted under the terms of the Purchase Agreement. The Treasury’s consent generally is required for us to make any stock repurchases until the third anniversary of the investment by the Treasury unless all of the Series A Preferred Stock has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if we are in arrears on the Series A Preferred Stock dividends.

Potential acquisitions may disrupt our business and dilute stockholder value.

In recent years we have been an active acquirer of other entities, both in the banking and insurance sectors. We have sought merger or acquisition partners that are culturally similar and have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale or expanded services. Acquiring other banks, businesses, or branches involves various risks commonly associated with acquisitions, including, among other things:

•	Potential exposure to unknown or contingent liabilities of the target company;

•	Exposure to potential asset quality issues of the target company;

•	Difficulty and expense of integrating the operations and personnel of the target company;

•	Potential disruption to our business;

•	Potential diversion of our management’s time and attention;

•	The possible loss of key employees and customers of the target company;

•	Difficulty in estimating the value of the target company; and

•	Potential changes in banking or tax laws or regulations that may affect the target company.

We regularly evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of our tangible book value and net income per common share may occur in connection with any future transaction. Furthermore, failure to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

On April 2, 2009, we signed a definitive agreement providing for the acquisition of TriStone. TriStone will be merged with and into First Community Bank. The definitive agreement provides for the exchange of .5262 shares of our common stock for each outstanding share of TriStone common stock. The merger is subject to the receipt of applicable regulatory approvals and approval by the stockholders of TriStone, and is expected to close in the third quarter of 2009.

Risks Related to Our Business

Changes in the fair value of our securities may reduce our stockholders’ equity and net income.

At March 31, 2009, $549.7 million of our securities were classified as available-for-sale. At such date, the aggregate unrealized losses on our available-for-sale securities was $115.1 million. We increase or decrease stockholders’ equity by the amount of the change in the unrealized gain or loss (the difference between the estimated fair value and the amortized cost) of our available-for-sale securities portfolio, net of the related tax benefit, under the category of accumulated other comprehensive income/loss. Therefore, a decline in the estimated fair value of this portfolio will result in a decline in reported stockholders’ equity, as well as book value per common share and tangible book value per common share. This decrease will occur even though the securities are not sold. In the case of debt securities, if these securities are never sold and there are no further credit impairments, the decrease will be recovered over the life of the securities. In the case of equity securities which have no stated maturity, the declines in fair value may or may not be recovered over time.

We conduct a periodic review and evaluation of the entire securities portfolio to determine if the decline in the fair value of any security below its cost basis is other-than-temporary. Factors which we consider in our analysis of debt securities include, but are not limited to, intent to sell the security, evidence available to determine if it is more-likely-than not that the Company will have to sell the securities before recovery of the amortized cost, and probable credit losses. Probable credit losses are evaluated based upon, but are not limited to: the present value of future cash flows, the severity and duration of the decline in fair value of the security below its amortized cost, the financial condition and near-term prospects of the issuer, whether the decline appears to be related to issuer conditions or general market or industry conditions, the payment structure of the security, failure of the security to make scheduled interest or principal payments, and changes to the rating of the security by rating agencies. We generally view changes in fair value for debt securities caused by changes in interest rates as temporary, which is consistent with our experience. If we deem such decline to be other-than-temporary, the security is written down to a new cost basis and the resulting loss is charged to earnings as a component of non-interest income. For the year ended December 31, 2008, we reported a non-cash other-than-temporary impaired, or OTTI, charge of $29.9 million on our debt securities portfolio. Upon adoption of a new accounting accounting principle, we recaptured $10.2 of the December 31, 2008 impairment charge as a non-credit related impairment.

Factors that we consider in our analysis of equity securities include, but are not limited to: intent to sell the security before recovery of the cost, the severity and duration of the decline in fair value of the security below its cost, the financial condition and near-term prospects of the issuer, and whether the decline appears to be related to issuer conditions or general market or industry conditions.

We continue to monitor the fair value of our entire securities portfolio as part of our ongoing OTTI evaluation process. No assurance can be given that we will not need to recognize OTTI charges related to securities in the future.

If dividends paid on our investment in the Federal Home Loan Bank of Atlanta continue to be suspended, or if our investment is classified as OTTI or as permanently impaired, our earnings and/or stockholders’ equity could decrease.

We own common stock of the Federal Home Loan Bank of Atlanta, or FHLB, to qualify for membership in the Federal Home Loan Bank system and to be eligible to borrow funds under the FHLB’s advance program. There is no market for our FHLB common stock. The FHLB has reported losses for the quarter ended March 31, 2009 and the year ended December 31, 2008, primarily due to an OTTI charge on its private-label mortgage backed securities portfolio. As a result of the losses, the FHLB also suspended the dividend paid on its common stock. The continued suspension of the dividend will decrease our income. In an extreme situation, it is possible that the capitalization of the FHLB could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in FHLB common stock could be deemed OTTI at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the after-tax amount of the impairment charge.

The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

We are operating in a challenging and uncertain economic environment, including generally uncertain national and local conditions. Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets. Dramatic declines in the housing market over the past year, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by financial institutions. Continued declines in real estate values, home sales volumes, and financial stress on borrowers as a result of the uncertain economic environment could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations. A worsening of these conditions would likely exacerbate the adverse effects on us and others in the financial institutions industry. For example, further deterioration in local economic conditions in our markets could drive losses beyond that which is provided for in our allowance for loan losses. We may also face the following risks in connection with these events:

•	Economic conditions that negatively affect housing prices and the job market have resulted, and may continue to result, in a deterioration in credit quality of our loan portfolios, and such deterioration in credit quality has had, and could continue to have, a negative impact on our business;

•	Market developments may affect consumer confidence levels and may cause adverse changes in payment patterns, causing increases in delinquencies and default rates on loans and other credit facilities;

•	The processes we use to estimate our allowance for loan losses and reserves may no longer be reliable because they rely on complex judgments, including forecasts of economic conditions, which may no longer be capable of accurate estimation;

•	Our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage, and underwrite our customers become less predictive of future charge-offs; and

•	We expect to face increased regulation of our industry, and compliance with such regulation may increase our costs, limit our ability to pursue business opportunities, and increase compliance challenges.

As these conditions or similar ones continue to exist or worsen, we could experience continuing or increased adverse effects on our financial condition.

Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Our earnings and cash flows are largely dependent upon our net interest income. Net interest income is the difference between interest income earned on interest-earning assets, such as loans and securities, and interest expense paid on interest-bearing liabilities, such as deposits and borrowed funds. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, could influence not only the interest we receive on loans and securities and the amount of interest we pay on deposits and borrowings, but such changes could also affect (i) our ability to originate loans and obtain deposits, and (ii) the fair value of our financial assets and liabilities. If the interest rates paid on deposits and other borrowings increase at a faster rate than the interest rates received on loans and other investments, our net interest income, and therefore earnings, could be adversely affected. Earnings could also be adversely affected if the interest rates received on loans and other investments fall more quickly than the interest rates paid on deposits and other borrowings. Based on net interest income simulations conducted as of March 31, 2009, the Company is in a relatively neutral position with respect to interest rate “shocks” that simulate decreases in interest rates of 1% and increases in interest rates of 1% and 2%.

The Bank’s allowance for loan losses may not be adequate to cover actual losses.

Like all financial institutions, the Bank maintains an allowance for loan losses to provide for probable losses. The Bank’s allowance for loan losses may not be adequate to cover actual loan losses, and future provisions for loan losses could materially and adversely affect the Bank’s operating results. The Bank’s allowance for loan losses is determined by analyzing historical loan losses, current trends in delinquencies and charge-offs, plans for problem loan resolution, changes in the size and composition of the loan portfolio, and industry information. Also included in management’s estimates for loan losses are considerations with respect to the impact of economic events, the outcome of which are uncertain. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond the Bank’s control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review the Bank’s loans and allowance for loan losses. Although we believe that the Bank’s allowance for loan losses is adequate to provide for probable losses, we cannot assure you that we will not need to increase the Bank’s allowance for loan losses or that regulators will not require us to increase this allowance. Either of these occurrences could materially and adversely affect our earnings and profitability.

Our business is subject to various lending and other economic risks that could adversely impact our results of operations and financial condition.

There was significant disruption and volatility in the financial and capital markets during 2008 and the first three months of 2009. The financial markets and the financial services industry in particular suffered unprecedented disruption, causing a number of institutions to fail or require government intervention to avoid failure. These conditions were largely the result of the erosion of the U.S. and global credit markets, including a significant and rapid deterioration in the mortgage lending and related real estate markets. As a consequence of the difficult economic environment, we experienced losses, resulting primarily from significant provisions for loan losses and substantial impairment charges on our investment securities. There can be no assurance that the economic conditions that have adversely affected the financial services industry, and the capital, credit and real estate markets generally, will improve in the near term, in which case we could continue to experience losses and write-downs of assets, and could face capital and liquidity constraints or other business challenges. A further deterioration in economic conditions, particularly within our geographic region, could result in the following consequences, any of which could have a material adverse effect on our business:

•	Loan delinquencies may further increase causing additional increases in our provision and allowance for loan losses;

•	Problem assets and foreclosures may continue to increase;

•	Demand for our products and services may further decline; and

•	Collateral for loans made by the Bank, especially real estate, may continue to decline in value, in turn reducing a client’s borrowing power, and reducing the value of assets and collateral associated with our loans held for investment.

The declining real estate market could impact our business.

Our business activities are conducted in Virginia, West Virginia, North Carolina, South Carolina, Tennessee and the surrounding region. During 2008 and the first quarter of 2009, the real estate market in these regions experienced declines with falling home prices and increased foreclosures. As our net charge-offs increased during this period and in recognition of the continued deterioration in the real estate market and corresponding expected further increases in non-performing assets, we increased our provision for loan losses during 2008 and the first quarter of 2009. A continued downturn in this regional real estate market could hurt our business because of the geographic concentration within this regional area and because the vast majority of our loans are secured by real estate. If there is a further decline in real estate values, the collateral for our loans will provide less security. As a result, our ability to recover on defaulted loans by selling the underlying real estate will be diminished, and we will be more likely to suffer losses on defaulted loans.

Our level of credit risk is increasing due to our focus on commercial and construction lending, and the concentration on small businesses and middle market customers with heightened vulnerability to economic conditions.

As of March 31, 2009, our largest outstanding commercial business loan and largest outstanding commercial real estate loan amounted to $1.9 million ($2.5 million is committed as of such date) and $13.0 million, respectively. At such date, our commercial business loans amounted to $81.9 million, or 6.4% of our total loan portfolio, and our commercial real estate loans amounted to $405.5 million, or 31.8% of our total loan portfolio. Commercial business and commercial real estate loans generally are considered riskier than single-family residential loans because they have larger balances to a single borrower or group of related borrowers. Commercial business and commercial real estate loans involve risks because the borrowers’ ability to repay the loans typically depends primarily on the successful operation of the businesses or the properties securing the loans. Most of the Bank’s commercial business loans are made to small business or middle market customers who may have a heightened vulnerability to economic conditions. Moreover, a portion of these loans have been made or acquired by us in recent years and the borrowers may not have experienced a complete business or economic cycle.

In addition to commercial real estate and commercial business loans, we hold a portfolio of construction loans. At March 31, 2009, our construction loans amounted to $124.3 million, or 9.7% of our total loan portfolio. Construction loans generally have a higher risk of loss than single-family residential mortgage loans due primarily to the critical nature of the initial estimates of a property’s value upon completion of construction compared to the estimated costs, including interest, of construction as well as other assumptions. If the estimates upon which construction loans are made prove to be inaccurate, we may be confronted with projects that, upon completion, have values which are below the loan amounts. The nature of the allowance for loan losses requires that we must use assumptions regarding, among other factors, individual loans and the economy. While we are not aware of any specific, material impediments impacting any of our builder/developer borrowers at this time, there continues to be nationwide reports of significant problems which have adversely affected many property developers and builders as well as the institutions that have provided them loans. If any of the builder/developers to which we have extended construction loans experience the type of difficulties that are being reported, it could have adverse consequences upon our future results of operations.

The Bank may suffer losses in its loan portfolio despite its underwriting practices.

The Bank seeks to mitigate the risks inherent in the Bank’s loan portfolio by adhering to specific underwriting practices. These practices include analysis of a borrower’s prior credit history, financial statements, tax returns and cash flow projections, valuation of collateral based on reports of independent appraisers and verification of liquid assets. Although the Bank believes that its underwriting criteria are appropriate for the various kinds of loans it makes, the Bank may incur losses on loans that meet its underwriting criteria, and these losses may exceed the amounts set aside as reserves in the Bank’s allowance for loan losses.

We have experienced increases in the levels of our non-performing assets and loan charge-offs in recent periods. Our total non-performing assets amounted to $13.7 million at March 31, 2009, $14.1 million at December 31, 2008 and $3.5 million at December 31, 2007. We had $1.5 million of net loan charge-offs for the quarter ended March 31, 2009 compared to $5.4 million and $2.4 million in net loan charge-offs for the years ended December 31, 2008 and 2007, respectively. Our provision for loan losses was $2.1 million for the quarter ended March 31, 2009, $7.4 million for the year ended December 31, 2008 and $717,000 for the year ended December 31, 2007. At March 31, 2009, the ratios of our allowance for loan losses to non-accrual loans and to total loans outstanding was 155.8% and 1.3%, respectively. Additional increases in our non-performing assets or loan charge-offs may require us to increase our allowance for loan losses, which would have an adverse effect upon our future results of operations.

We and our subsidiaries are subject to extensive regulation which could adversely affect us.

Our and our subsidiaries’ operations are subject to extensive regulation and supervision by federal and state governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Banking regulations governing our operations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not security holders. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur. These laws, rules and regulations, or any other laws, rules or regulations, that may be adopted in the future, could make compliance more difficult or expensive, restrict our ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by the Bank and otherwise adversely affect our business, financial condition or prospects.

On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or the EESA, was signed into law. Pursuant to the EESA, the Treasury was granted the authority to take a range of actions for the purpose of stabilizing and providing liquidity to the U.S. financial markets and has proposed several programs, including the purchase by the Treasury of certain troubled assets from financial institutions and the direct purchase by the Treasury of equity of financial institutions. There can be no assurance, however, as to the actual impact that the foregoing or any other governmental program will have on the financial markets. The failure of the financial markets to stabilize and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock. In addition, current initiatives of President Obama’s Administration and the possible enactment of recently proposed bankruptcy legislation may adversely affect our financial condition and results of operations.

The financial services industry is likely to face increased regulation and supervision as a result of the existing financial crisis, and there may be additional requirements and conditions imposed on us as a result of our participation in the Troubled Asset Relief Program, or TARP, Capital Purchase Program. Such additional regulation and supervision may increase our costs and limit our ability to pursue business opportunities. The affects of such recently enacted, and proposed, legislation and regulatory programs on us cannot reliably be determined at this time.

We face strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by us and our subsidiaries, which could hurt our business.

Our business operations are conducted in Virginia, West Virginia, North Carolina, South Carolina, Tennessee and the surrounding region. Increased competition within this region may result in reduced loan originations and deposits. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer the types of loans and banking services that we offer. These competitors include other savings associations, national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, the Bank’s competitors include other state and national banks and major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns.

Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger clients. These institutions, particularly to the extent they are more diversified than us, may be able to offer the same loan products and services that we offer at more competitive rates and prices. If we are unable to attract and retain banking clients, we may be unable to continue the Bank’s loan and deposit growth and our business, financial condition and prospects may be negatively affected.

The FDIC is imposing an emergency assessment on financial institutions, which will decrease our earnings in 2009.

On May 22, 2009, the FDIC announced a five basis point special assessment on each insured depository institution’s assets minus its Tier 1 capital as of June 30, 2009. The amount of the special assessment for any institution will not exceed ten basis points times the institution’s domestic deposit assessment base for the second quarter 2009 risk-based assessment. The FDIC will collect the special assessment on September 30, 2009. Based on our assets and Tier 1 capital at March 31, 2009, we estimate the impact of the special assessment to be approximately $992,000. An additional special assessment of up to five basis points later in 2009 is probable, but the amount is uncertain.

We may fail to complete the proposed merger with TriStone or to realize the anticipated benefits of the proposed merger.

The proposed merger with TriStone is subject to a variety of conditions, including the approval of the shareholders of TriStone as well as the receipt of required regulatory approvals. There can be no assurance that such approvals will be obtained, or that the regulatory approvals will not contain a material adverse condition precluding closing the merger.

In addition, if our merger with TriStone is completed, we will face certain risks in integrating TriStone’s business with ours. Among other things, we may be assuming greater risks in the loans to be acquired from TriStone as their loan underwriting standards are not the same as ours. The success of the proposed merger with TriStone will depend on, among other things, our ability to realize anticipated cost savings and to combine the businesses of TriStone and First Community Bank in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of First Community Bank nor result in decreased revenues resulting from any loss of customers. If we are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Additionally, we will make fair value estimates of certain assets and liabilities in recording the merger. Actual values of these assets and liabilities could differ from our estimates, which could result in our not achieving the anticipated benefits of the merger.

Our goodwill may be determined to be impaired.

As of March 31, 2009, the carrying amount of our goodwill was $89.3 million. The Company tests goodwill for impairment on an annual basis, or more frequently if necessary. According to SFAS No. 142, “Goodwill and Other Intangible Assets,” quoted market prices in active markets are the best evidence of fair value and are to be used as the basis for measuring impairment, when available. Other acceptable valuation methods include present-value measurements based on multiples of earnings or revenues, or similar performance measures. If we were to determine that the carrying amount of our goodwill exceeded its implied fair value, we would be required to write down the value of the goodwill on our balance sheet. This, in turn, would result in a charge against earnings and, thus, a reduction in our stockholders’ equity and certain related capital measures.

We may lose members of our management team due to compensation restrictions.

Our ability to retain key officers and employees may be negatively impacted by recent legislation and regulation affecting the financial services industry. On February 17, 2009, the American Recovery and Reinvestment Act of 2009, or the ARRA, was signed into law. While the Treasury must promulgate regulations to implement the restrictions and standards set forth in the new law, the ARRA, among other things, significantly expands the executive compensation restrictions previously imposed by the EESA. Such restrictions apply to any entity that has received or will receive financial assistance under the TARP, and will generally continue to apply for as long as any obligation arising from financial assistance provided under the TARP, including preferred stock issued under the TARP Capital Purchase Program, remains outstanding. As a result of our participation in the TARP Capital Purchase Program, the restrictions and standards set forth in the ARRA are applicable to us. Such restrictions and standards may impact management’s ability to retain key officers and employees as well as our ability to compete with financial institutions that are not subject to the same limitations as we are under the ARRA.

Item 9.01    Financial Statements and Exhibits
(d)	The following exhibits are included with this report:

Exhibit No.	Exhibit Description

99.1	Investor Presentation dated June 1, 2009

99.2	Press Release dated June 1, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: June 1, 2009	By:	/s/ Robert L. Schumacher
Robert L. Schumacher
General Counsel